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                   [LETTERHEAD OF ALEXANDER & DEVOLEY, P.C.]


                                                                   EXHIBITS 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We consent to the inclusion in this amendment No.2 to registration statement on form S-1 (file no. 33-60403) of our reports, dated February 1, 1996 on our audits of the consolidated financial statements and financial statement schedules of RRA, INC. and subsidiaries as of December 31, 1995 and 1994, and for each of the three fiscal years in the period ended December 31, 1995. We also consent to the reference to our firm under the captions "Experts".



Alexander & Devoley, P.C.

/s/ Alexander & Devoley, P.C.
Phoenix Arizona
October 17, 1996